SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K





                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934






       Date of Report (Date of earliest reported event): November 19, 2001



                               MOTIENT CORPORATION
             (Exact name of registrant as specified in its charter)




         Delaware                      0-23044                 93-0976127
(State or other jurisdiction of  (Commission File No.)        (IRS Employer
incorporation or organization)                              Identification No.)




                            10802 Parkridge Boulevard
                           Reston, Virginia 20191-5416
                                 (703) 758-6000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)





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ITEM 5.  Other Events

On November 19, 2001, Motient transferred all of its remaining approximately 9.3 million shares of common stock of XM Satellite Radio Holdings Inc. to Hughes Electronics, Singapore Telecommunications Limited and Baron Capital Partners, the guarantors of Motient's senior secured bank debt, in full satisfaction of Motient's remaining obligations of approximately $93 million under its senior secured bank debt. As a result of such transaction, Motient no longer beneficially owns any shares of stock of XM Radio, and it no longer has any obligations under its senior bank debt agreements, including its term loan agreement and revolving credit agreement.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

The following documents are filed as exhibits to the report:

99.1     Press Release of Motient dated November 20, 2001








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MOTIENT CORPORATION



                                           By:    /s/David H. Engvall
                                                  David H. Engvall
                                                  Vice President, General
                                                  Counsel and Secretary


Date:  November 20, 2001